UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006

FIBERNET TELECOM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-7841	52-2255974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 405-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On March 22, 2006, Fibernet Telecom Group, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”), with certain investors identified in the agreement, pursuant to which the Company issued to the investors, in a private offering, an aggregate of 1,050,000 shares of common stock at a price of $2.10 per share, for gross proceeds to the Company of $2.2 million. Pursuant to the terms of the Stock Purchase Agreement, the Company also issued to such investors warrants (with an expiration date three and one-half years after closing) to purchase an aggregate of 310,000 shares of common stock at an exercise price of $2.64 per share. Additionally, the Company paid Burnham Hill Partners, as placement agent, a fee of $0.11 million and issued warrants (with an expiration date three and one-half years after closing) to purchase an aggregate of 0.1 million shares of common stock at an exercise price of $2.64 per share. Michael Liss, chairman of the Company’s Board of Directors, is currently associated with the placement agent but will not receive, directly or indirectly, any fees or other compensation in connection with the Stock Purchase Agreement and the transactions contemplated thereunder.

In connection with the Stock Purchase Agreement, the Company entered into a Registration Rights Agreement with the investors, dated as of March 22, 2006, which requires the Company to file a registration statement with the Securities and Exchange Commission with respect to the resale of (i) the shares of common stock issued to the investors, (ii) the shares of common stock underlying the warrants issued to the investors and (iii) the shares of common stock underlying the warrants issued to the placement agent.

In connection with the consummation of the equity financing described above, the Company entered into an amendment (the “Amendment”) to each of (1) the Amended and Restated Credit Agreement, dated as of February 9, 2001 (as amended, the “Credit Agreement”), among our subsidiaries, FiberNet Operations, Inc. and Devnet L.L.C. (together, the “Borrowers”), the financial institutions party to the Credit Agreement as lenders (collectively, the “Lenders”), Deutsche Bank AG New York Branch, as administrative agent for the Lenders (the “Administrative Agent”), TD Securities (USA) Inc., as syndication agent for the Lenders, and Wachovia Investors, Inc., as documentation agent for the Lenders, and (2) the Amended and Restated Parent Guaranty Agreement, dated as of February 9, 2001 (as amended, the “Parent Guaranty Agreement”), by us in favor of the Administrative Agent.

The Company and the Lenders executed this twentieth amendment, pursuant to which, among other things, the lenders consented to the above-referenced transactions. The twentieth amendment, which was effective as of March 22, 2006, extends the maturity date for the credit agreement from February 9, 2007 to March 7, 2008. The amendment also set the applicable interest rate to 9.0% and revised the amortization payment schedule to $0.1 million for June 30, 2007, $0.2 million for September 30, 2007 and $0.3 million for December 31, 2007. The amendment also requires the Company (i) on or before May 15, 2006, to engage a financial advisor to assist the Company in preparing a comprehensive strategic business plan and (ii) on or prior to May 30, 2007, to issue equity to raise proceeds of at least $3.0 million. In addition, the twentieth amendment removed the lenders’ observation right for the Company’s board of directors and incorporated adjustments to the financial covenants of the Credit Facility.

As a condition to the lenders entering into the twentieth amendment, the Company entered into a Warrant Agreement with the lenders on March 22, 2006 (the “Warrant Agreement”), pursuant to which the Company agreed to issue warrants (with an expiration date three and one-half years after closing) to the lenders to purchase an aggregate of 280,000 shares of common stock at an exercise price of $2.64 per share. In connection with the Warrant Agreement, the Company entered into a Registration Rights Agreement with the lenders, dated as of March 22, 2006, which requires the Company to file a registration statement with the Securities and Exchange Commission with respect to the resale of the shares of common stock underlying the warrants issued to the lenders.

The securities issued pursuant to the above transactions were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In addition to the above transactions, on March 22, 2006, the Company entered into an amendment to the purchase agreement pursuant to which the Company completed the acquisition, in January 2004, of the operating assets of gateway.realty.new jersey.llc, also known as Gateway Colocation. The purchase agreement included an “earn-out” payment based upon the achievement of certain financial objectives with respect to the revenues generated by the facility. More specifically, the “earn-out” payment was to be based on the gross revenues, on an annualized basis, for a particular month designated by Gateway Colocation during the twenty-four month period immediately subsequent to closing. By its terms, the “earn-out” provision expired on January 30, 2006. The terms of the Gateway amendment extend the duration of the “earn-out” provision for an additional twenty-four months, which extension was made retroactive to January 30, 2006.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the securities issued in the private placement, the issuance of warrants to the placement agent and the issuance of warrants to the Lenders is incorporated by reference herein and made a part hereof.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective as of March 22, 2006, the Board of Directors of the Company appointed Adam M. Brodsky as a member of the Company’s Board of Directors. The Board of Directors has not yet determined if Mr. Brodsky will be appointed to any committees of the Board. In connection with the Company’s acquisition of Gateway Colocation in January 2004, Mr. Brodsky had previously observed meetings of the Company’s Board of Directors and also served as a consultant to the Company for a period of one year from and after the closing of the acquisition on January 30, 2004 until January 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERNET TELECOM GROUP, INC.

Dated: March 23, 2006	By:	/s/ Jon A. DeLuca
Name: Jon A. DeLuca Title: President and Chief Executive Officer